UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      February 8, 2007

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)

(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ee General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 8, 2008, Southern Connecticut Bancorp, Inc. and its subsidiary The Bank of Southern Connecticut entered into an employment agreement with John H. Howland effective January 1, 2008.  The material terms of the agreement are summarized on Item 5.02 of this report.

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 8, 2008, Southern Connecticut Bancorp, Inc. and its subsidiary The Bank of Southern Connecticut (the “Company”) entered into an employment agreement with John H. Howland effective January 1, 2008 (the “Agreement”).  The following description of the Agreement is a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K.

Under the Agreement, Mr. Howland will serve as the Executive Vice President and Chief Operating Officer of the Company through December 31, 2009, unless the Company terminates the Agreement earlier under the terms of the Agreement.  Mr. Howland will receive an annual base salary of $180,000 from January 1, 2008 to December 31, 2008 and $200,000 for the calendar year 2009.  Mr. Howland will be eligible for salary increases and other merit bonuses at the discretion of the Company’s board of directors.

Mr. Howland will receive 6,000 shares of restricted stock that will vest 50% on December 31, 2008 and 50% on December 31, 2009.  Mr. Howland will be provided with health and life insurance, will be reimbursed for certain business expenses, and will be eligible to participate in the profit sharing or 401(k) plan of the Company (or its subsidiary).

If Mr. Howland’s employment is terminated as a result of a "Business Combination" (as defined in the Agreement), Mr. Howland will, subject to certain conditions, be entitled to receive a lump sum payment in an amount equal to two times the total of the Employee's then current base annual salary plus the amount of any bonus for the prior calendar year in the event that the employee is not offered a position with the remaining entity at the Employee's then current base annual salary.  Mr. Howland will also be entitled to a continuation of benefits under the Agreement for the balance of the unexpired term of his employment, which will be paid at his option as a lump sum payment or ratably over the balance of the unexpired term.

If Mr. Howland’s employment is terminated for any reason (other than for cause, or as the result of his death or disability), he will be entitled to a continuation of benefits under the Agreement for the balance of the unexpired term of his employment, which will be paid at his option as a lump sum payment or ratably over the balance of the unexpired term.

ITEM 9.01 Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, Southern Connecticut Bancorp, Inc. and it’s subsidiary The Bank of Southern Connecticut and John H. Howland

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2008	SOUTHERN CONNECTICUT BANCORP, INC. /s/ Michael M. Ciaburri Michael M. Ciaburri President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, Southern Connecticut Bancorp, Inc. and it’s subsidiary The Bank of Southern Connecticut and John H. Howland